Exhibit 15.1

INDEPENDENT AUDITORS’ AWARENESS LETTER

January 31, 2024

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Re: Amphitrite Digital Incorporated

We have reviewed, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the unaudited interim financial information of Amphitrite Digital Incorporated for the periods ended September 30, 2023 and 2022, as indicated in our report dated November 3, 2023, because we did not perform an audit, we expressed no opinion on that information.

We are aware that our report referred to above, is included in the Amended Registration Statement on Form S-1 of Amphitrite Digital Incorporated.

We also are aware that the aforementioned report, pursuant to Rule 436(c) under the Securities Act of 1933, is not considered a part of the Amended Registration Statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of that Act.

/s/ Assurance Dimensions

Assurance Dimensions

Tampa, Florida

January 31, 2024